UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2008
CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (909) 980-4030
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On April 16, 2008, Citizens Business Bank (the “Bank”), a subsidiary of CVB Financial Corp., entered into a two-year consulting agreement (the “Consulting Agreement”) with D. Linn Wiley, Vice-Chairman of the Board of Directors, to provide certain consulting services to the Bank. Pursuant to the Consulting Agreement, Mr. Wiley will receive monthly compensation of $7,756 dollars and the use of a Bank-owned automobile. In connection with the Consulting Agreement, Mr. Wiley has agreed not to solicit any customers or employees of the Bank for a period ending on the later to occur of (i) cessation of Mr. Wiley’s service on the Board of Directors of the Bank or (ii) expiration of the term of the Consulting Agreement. The foregoing description is qualified in its entirety by the terms of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibit 10.1. Consulting Agreement by and between D. Linn Wiley and Citizens Business Bank, dated April 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)
Date: April 16, 2008	By:	/s/ Edward J. Biebrich Jr.
Edward J. Biebrich Jr.,
Executive Vice President and Chief Financial Officer

Exhibit Index

10.1	Consulting Agreement by and between D. Linn Wiley and Citizens Business Bank, dated April 16, 2008.